Exhibit 10.2

AMENDMENT TO THE

RE/MAX HOLDINGS, INC. 2023 OMNIBUS INCENTIVE PLAN

Section 3(a) of the 2023 Plan is hereby amended and restated in its entirety to read as follows:

(a)	Subject to Section 10, the maximum number of Shares that may be issued pursuant to all Awards is 5,611,051 Shares, plus any Shares underlying awards granted under the Prior Plan that are forfeited, canceled or expire without the issuance of Shares or that otherwise would have become available for issuance under this Plan had the Prior Plan award been granted under this Plan, as described in Section 3(b). Subject to the provisions of Section 10, below, the maximum number of Shares available for issuance pursuant to Incentive Stock Options shall be 2,811,051 Shares. The Shares to be issued pursuant to the Awards may be authorized, but unissued, or reacquired Shares. As of the date stockholders initially approve the Plan, the Company shall cease granting awards under the Prior Plan; however, awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan.